Exhibit 99.1

Air Lease Corporation Announces Fiscal Year and Fourth Quarter 2015 Results

Los Angeles, California, February 25, 2016 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the year and three months ended December 31, 2015.

Highlights

Air Lease Corporation reported another consecutive quarter of record fleet, revenue and profitability growth:

•

Generated record adjusted diluted EPS of $4.64 for the year ended December 31, 2015, an increase of 15.1% as compared to $4.03 for the year ended December 31, 2014. Recorded adjusted diluted EPS of $1.21 for the three months ended December 31, 2015, an increase of 11.0% as compared to $1.09 for the three months ended December 31, 2014.

•

Generated record revenues of $1.2 billion for the year ended December 31, 2015, an increase of 16.4% or $172.3 million as compared to $1.1 billion for the year ended December 31, 2014. Recorded revenues of $326.7 million for the three months ended December 31, 2015, an increase of 14.3% or $40.8 million as compared to $285.9 million for the three months ended December 31, 2014.

•

Generated record adjusted net income of $508.0 million for the year ended December 31, 2015, an increase of 15.8%, as compared to $438.6 million for the year ended December 31, 2014. Recorded adjusted net income of $132.6 million for the three months ended December 31, 2015, an increase of 11.6%, as compared to $118.8 million for the three months ended December 31, 2014.

•

Signed agreements for 120 aircraft with 46 customers across 35 countries during the year ended December 31, 2015, which increased our contracted rentals to $20.9 billion across our current and committed fleet.

•

Entered into an agreement to sell our entire fleet of 25 ATR aircraft to Nordic Aviation Capital A/S ("NAC").  A majority of the aircraft transfers are anticipated to occur during the first half of 2016.

•	Declared a quarterly cash dividend of $0.05 per share on our outstanding common stock. The dividend will be paid on April 5, 2016 to holders of record of our common stock as of March 21, 2016.

The following table summarizes the results for the three months and years ended December 31, 2015 and 2014 (in thousands, except per share amounts):

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015	2014	$ change	% change	2015	2014	$ change	% change
Revenues	$326,697	$285,944	$40,753	14.3%	$1,222,840	$1,050,493	$172,347	16.4%
Income before taxes	$124,703	$108,110	$16,593	15.3%	$392,953	$394,776	$(1,823)	(0.5)%
Net income	$80,899	$70,131	$10,768	15.4%	$253,391	$255,998	$(2,607)	(1.0)%
Adjusted net income(1)	$132,578	$118,806	$13,772	11.6%	$507,982	$438,596	$69,386	15.8%
Diluted EPS	$0.74	$0.65	$0.09	13.8%	$2.34	$2.38	$(0.04)	(1.7)%
Adjusted diluted EPS(1)	$1.21	$1.09	$0.12	11.0%	$4.64	$4.03	$0.61	15.1%

(1)

Adjusted net income and adjusted diluted earnings per share have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted diluted EPS.

“ALC continued along its growth trajectory with another quarter of strong financial performance to conclude 2015.  In the nearly 5 years since our IPO, we have consistently generated industry leading profitability with a focus on strong risk management.  We have positioned the business to thrive over the long term through varied market conditions, which is reflected by our outstanding fleet metrics and financial results.  We continue to see solid aircraft demand in all segments of the market,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

 “Global passenger traffic grew 6.5% in 2015 versus the prior year, while capacity only grew at 5.6%, demonstrating a healthy balance between the supply and demand for aircraft.  IATA advised that 2015 passenger traffic was the strongest since the post-Global Financial Crisis rebound in 2010 and well above the 10-year average annual growth rate of 5.5%.  Consistent with these continuing, positive market dynamics, we announced lease placements of more twin-aisle aircraft during the second half of 2015 than in any comparable period for our company, by a wide margin, and we specifically see no demand reduction in China,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

As of December 31, 2015, our fleet was comprised of 240 owned aircraft and 29 managed aircraft, with a weighted-average age and remaining lease term of 3.6 years and 7.2 years, respectively.  We increased our customer base to 90 airlines based in 50 countries. Through the growth of our fleet and the active lease placement of our order book, our contracted cash flows have increased to $20.9 billion.

During the quarter ended December 31, 2015, our fleet increased by five aircraft.  We took delivery of six new aircraft from our order book and acquired three incremental aircraft.  Additionally, we sold four aircraft and announced the sale of our entire ATR fleet.

Below are the key portfolio metrics of our fleet:

	December 31, 2015	December 31, 2014
Fleet size	240	213
Managed fleet	29	17
Order book	389	364

Weighted-average fleet age(1)	3.6 years	3.5 years
Weighted-average remaining lease term(1)	7.2 years	7.3 years
Aggregate fleet net book value	$10.8 billion	$9.0 billion

Current fleet contracted rentals	$8.9 billion	$7.5 billion
Committed fleet rentals	$12.0 billion	$9.0 billion
Total committed rentals	$20.9 billion	$16.5 billion

(1)	Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the region concentration of our fleet:

	December 31, 2015	December 31, 2014
Region	% of Net Book Value	% of Net Book Value
Europe	30.0%	33.0%
China	22.6%	26.2%
Asia (excluding China)	21.4%	16.7%
The Middle East and Africa	9.5%	5.6%
Central America, South America and Mexico	8.5%	8.7%
U.S. and Canada	4.1%	4.6%
Pacific, Australia, New Zealand	3.9%	5.2%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	December 31, 2015		December 31, 2014
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	68	28.5%	64	30.0%
Airbus A330-200/300	21	8.8%	21	9.8%
Boeing 737-700/800	87	36.2%	69	32.4%
Boeing 767-300ER	1	0.4%	1	0.5%
Boeing 777-200ER	1	0.4%	1	0.5%
Boeing 777-300ER	17	7.1%	9	4.2%
Embraer E175/190	26	10.8%	30	14.1%
ATR 42/72-600	19	7.8%	18	8.5%
Total	240	100.0%	213	100.0%

Debt Financing Activities

We ended 2015 with total debt, net of discounts and issuance costs, of $7.7 billion with a debt to equity ratio of 2.55:1 and available liquidity of $2.6 billion.

Our debt financing was comprised of unsecured debt of $6.9 billion, representing 88.4% of our debt portfolio as of December 31, 2015 as compared to 82.4% as of December 31, 2014.  Our fixed rate debt as a percentage of total debt increased to 78.7% as of December 31, 2015 from 75.3% as of December 31, 2014. Our composite cost of funds decreased to 3.59% as of December 31, 2015 as compared to 3.64% as of December 31, 2014.

The Company’s debt financing was comprised of the following at December 31, 2015 and December 31, 2014 (dollars in thousands):

	December 31, 2015	December 31, 2014
Unsecured
Senior notes	$5,677,769	$4,579,194
Revolving credit facility	720,000	569,000
Term financings	292,788	196,146
Convertible senior notes	200,000	200,000
Total unsecured debt financing	$6,890,557	$5,544,340
Secured
Term financings	$477,231	$636,411
Warehouse facilities	372,423	484,513
Export credit financing	58,229	64,884
Total secured debt financing	$907,883	$1,185,808

Total secured and unsecured debt financing	$7,798,440	$6,730,148
Less: Debt discounts and issuance costs	(86,019)	(99,390)
Debt financing, net of discounts and issuance costs(1)	$7,712,421	$6,630,758
Selected interest rates and ratios:
Composite interest rate	3.59%	3.64%
Composite interest rate on fixed rate debt	4.04%	4.22%
Percentage of total debt at fixed rate	78.70%	75.26%

(1)

Pursuant to the early adoption of ASU No. 2015-03, Interest-Imputation of Interest, debt issuance costs have been presented as a direct deduction from the carrying amount of the related debt liability.  This change has been applied retrospectively.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on February 26, 2016, Friday at 11:30 AM Eastern Time to discuss the Company's year end financial results for 2015.

Investors can participate in the conference call by dialing (877) 280-2126 domestic or (678) 562-4234 international. The passcode for the call is 26386318.

The conference call will also be broadcast live through a link on the Investors page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on February 26, 2016 until 11:59 PM ET on March 4, 2016. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 26386318.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Vice President
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Manager, Media and Investor Relations
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms, including to the Company's recently formed joint venture;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$156,675	$282,819
Restricted cash	16,528	7,469
Flight equipment subject to operating leases	12,026,798	9,832,421
Less accumulated depreciation	(1,213,323)	(878,617)
	10,813,475	8,953,804
Deposits on flight equipment purchases	1,071,035	1,144,603
Other assets	297,385	302,485
Total assets	$12,355,098	$10,691,180
Liabilities and Shareholders’ Equity
Accrued interest and other payables	215,983	$190,952
Debt financing, net of discounts and issuance costs	7,712,421	6,630,758
Security deposits and maintenance reserves on flight equipment leases	853,330	698,172
Rentals received in advance	91,485	75,877
Deferred tax liability	461,967	323,359
Total liabilities	$9,335,186	$7,919,118
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,582,669 and 102,392,208 shares at December 31, 2015 and December 31, 2014, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,227,376	2,215,479
Retained earnings	791,526	555,573
Total shareholders’ equity	$3,019,912	$2,772,062
Total liabilities and shareholders’ equity	$12,355,098	$10,691,180

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	(unaudited)
Rental of flight equipment	$314,263	$265,793	$1,174,544	$991,241
Aircraft sales, trading and other	12,434	20,151	48,296	59,252
Total revenues	326,697	285,944	1,222,840	1,050,493

Expenses
Interest	61,983	52,543	235,637	192,818
Amortization of debt discounts and issuance costs	7,725	6,870	30,507	27,772
Interest expense	69,708	59,413	266,144	220,590

Depreciation of flight equipment	106,300	90,921	397,760	336,657
Settlement	—	—	72,000	—
Selling, general and administrative	21,336	23,674	76,961	82,422
Stock-based compensation	4,650	3,826	17,022	16,048
Total expenses	201,994	177,834	829,887	655,717

Income before taxes	124,703	108,110	392,953	394,776
Income tax expense	(43,804)	(37,979)	(139,562)	(138,778)
Net income	$80,899	$70,131	$253,391	$255,998

Adjusted net income(1)	$132,578	$118,806	$507,982	$438,596

Net income per share of Class A and Class B common stock:
Basic earnings per share	$0.79	$0.68	$2.47	$2.51
Diluted earnings per share	$0.74	$0.65	$2.34	$2.38
Adjusted diluted earnings per share(1)	$1.21	$1.09	$4.64	$4.03

(1)  Adjusted net income (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), and adjusted diluted earnings per share (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, earnings per share, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income and adjusted diluted earnings per share, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income and adjusted diluted earnings per share to assess our consolidated financial and operating performance. Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results. Adjusted

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

net income and adjusted diluted earnings per share, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income and adjusted diluted earnings per share do not reflect our cash expenditures or changes in or cash requirements for our working capital needs. In addition, our calculation of adjusted net income and adjusted diluted earnings per share may differ from the adjusted net income and adjusted diluted earnings per share or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following tables show the reconciliation of net income to adjusted net income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of net income to adjusted net income:	(unaudited)
Net income	$80,899	$70,131	$253,391	$255,998
Amortization of debt discounts and issuance costs	7,725	6,870	30,507	27,772
Stock-based compensation	4,650	3,826	17,022	16,048
Settlement	—	—	72,000	—
Insurance recovery on settlement	(4,500)	—	(4,500)	—
Provision for income taxes	43,804	37,979	139,562	138,778
Adjusted net income	$132,578	$118,806	$507,982	$438,596

The following table shows the reconciliation of net income to adjusted diluted earnings per share (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of net income to adjusted diluted earnings per share:	(unaudited)
Net income	$80,899	$70,131	$253,391	$255,998
Amortization of debt discounts and issuance costs	7,725	6,870	30,507	27,772
Stock-based compensation	4,650	3,826	17,022	16,048
Settlement	—	—	72,000	—
Insurance recovery on settlement	(4,500)	—	(4,500)	—
Provision for income taxes	43,804	37,979	139,562	138,778
Adjusted net income	$132,578	$118,806	$507,982	$438,596
Assumed conversion of convertible senior notes	1,472	1,465	5,806	5,811
Adjusted net income plus assumed conversions	$134,050	$120,271	$513,788	$444,407
Weighted-average diluted shares outstanding	110,629,779	110,422,760	110,628,865	110,192,771
Adjusted diluted earnings per share	$1.21	$1.09	$4.64	$4.03

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31, 2015	Year Ended December 31, 2014

Operating Activities
Net income	$253,391	$255,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	397,760	336,657
Stock-based compensation	17,022	16,048
Deferred taxes	138,608	137,107
Tax benefits from stock-based compensation arrangements	—	(7,011)
Amortization of discounts and debt issuance costs	30,507	27,772
Gain on aircraft sales, trading and other activity	(33,898)	(56,457)
Changes in operating assets and liabilities:
Other assets	4,162	(1,191)
Accrued interest and other payables	16,635	45,738
Rentals received in advance	15,608	14,357
Net cash provided by operating activities	839,795	769,018
Investing Activities
Acquisition of flight equipment under operating lease	(2,088,646)	(1,568,748)
Payments for deposits on flight equipment purchases	(597,170)	(601,307)
Proceeds from aircraft sales, trading and other activity	752,747	603,849
Acquisition of furnishings, equipment and other assets	(219,732)	(239,451)
Net cash used in investing activities	(2,152,801)	(1,805,657)
Financing Activities
Issuance of common stock upon exercise of options	60	944
Cash dividends paid	(16,405)	(12,243)
Tax withholdings on stock-based compensation	(5,302)	(18,089)
Tax benefits from stock-based compensation arrangements	—	7,011
Net change in unsecured revolving facilities	151,000	(239,000)
Proceeds from debt financings	1,232,384	1,663,120
Payments in reduction of debt financings	(328,248)	(577,212)
Net change in restricted cash	(9,059)	79,839
Debt issuance costs	(4,518)	(7,975)
Security deposits and maintenance reserve receipts	218,380	185,639
Security deposits and maintenance reserve disbursements	(51,430)	(32,749)
Net cash provided by financing activities	1,186,862	1,049,285
Net increase (decrease) in cash	(126,144)	12,646
Cash and cash equivalents at beginning of period	282,819	270,173
Cash and cash equivalents at end of period	$156,675	$282,819
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $40,118 and $42,775 at December 31, 2015 and 2014, respectively	$259,968	$211,345
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$944,469	$756,286
Cash dividends declared, not yet paid	$5,129	$4,096